Exhibit 14.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-8264) of Nippon Telegraph and Telephone Corporation of our report dated March 2, 2004, relating to the consolidated financial statements of AT&T Wireless Services, Inc. and its subsidiaries, which appears in this Form 20-F.

/s/    PricewaterhouseCoopers LLP

Seattle, Washington

June 29, 2004